UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2011

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On March 18, 2011, Lone Pine Resources Inc. (“Line Pine”), as parent, and Canadian Forest Oil Ltd. (“CFOL”), as borrower, both subsidiaries of Forest Oil Corporation (“Forest”), entered into a new stand-alone credit facility totaling CD$500,000,000 with a syndicate of banks led by JPMorgan Chase Bank, N.A., Toronto Branch (the “New Canadian Credit Facility”).  The operative provisions of the New Canadian Credit Facility will not become effective until the closing of Lone Pine’s previously announced initial public offering (the “IPO”), at which time the New Canadian Credit Facility will replace CFOL’s existing credit facility.

CFOL’s availability under the New Canadian Credit Facility will be governed by a borrowing base (the “Borrowing Base”), which initially will be set at CD$300,000,000.  The determination of the Borrowing Base will be made by the lenders, in their sole discretion, taking into consideration the estimated value of CFOL’s oil and gas properties in accordance with the lenders’ customary practices for oil and gas loans.  The Borrowing Base will be re-determined semi-annually, and the available borrowing amount could be increased or decreased as a result of such redeterminations.  In addition, CFOL and the lenders each have discretion at any time, but not more often than once during any calendar year, to have the Borrowing Base re-determined.

The Borrowing Base also will be subject to change in the event that (1) Lone Pine or any of its Restricted Subsidiaries (as defined in the New Canadian Credit Facility) issue senior notes, in which case the Borrowing Base will immediately be reduced by an amount equal to 25% of the stated principal amount of such issued senior notes, excluding any senior notes that Lone Pine or any of its Restricted Subsidiaries may issue to refinance existing senior notes, if any, or (2) if CFOL sells oil and gas properties included in the Borrowing Base having a fair market value in excess of 10% of the Borrowing Base then in effect. The Borrowing Base is subject to other automatic adjustments.

Borrowings under the New Canadian Credit Facility will bear interest at one of two rates that may be elected by CFOL. Borrowings will bear interest at a rate that may be based on:

•                  the sum of the applicable bankers’ acceptance rate including a stamping fee of between 175 and 275 basis points depending on Borrowing Base utilization; or

•                  the Canadian Prime Rate plus 75 to 175 basis points, depending on Borrowing Base utilization.

The New Canadian Credit Facility includes terms and covenants that place limitations on certain types of activities, including restrictions or requirements with respect to additional debt, liens, asset sales, hedging activities, investments, dividends, mergers and acquisitions, and includes a financial covenant.  The New Canadian Credit Facility provides that CFOL will not permit its ratio of total debt outstanding to consolidated EBITDA (as adjusted for non-cash charges) to be greater than 4.00 to 1.00 for four consecutive fiscal quarters.

Under certain conditions, amounts outstanding under the New Canadian Credit Facility may be accelerated.  Bankruptcy and insolvency events with respect to Lone Pine, CFOL or certain of their subsidiaries will result in an automatic acceleration of the indebtedness under the New Canadian Credit Facility.  Subject to notice and cure periods in certain cases, other events of default under the New Canadian Credit Facility will result in acceleration of the indebtedness under the facility at the option of the lenders.  Such other events of default include non-payment, breach of warranty, non-performance of obligations under the New Canadian Credit Facility (including the financial covenant), default on other indebtedness, certain pension plan events, certain adverse judgments, change of control, a failure of the liens securing the New Canadian Credit Facility and, until completion of the proposed distribution by Forest of the remaining stock of Lone Pine to Forest’s shareholders (the “Spin-off”), an event of default under the Forest’s credit facility.  The Spin-off is expected to occur approximately four months after the IPO; however, Forest will retain the right to decide whether to commence the Spin-off at its discretion.

The New Canadian Credit Facility will be collateralized by Lone Pine’s assets.  CFOL will be required to mortgage, and grant a security interest in, 75% of the present value of the proved oil and gas properties and related assets of CFOL and its subsidiaries.  CFOL is required to, and will, pledge the stock of several subsidiaries to the lenders to secure our bank credit facility. Under certain circumstances, CFOL could be obligated to pledge additional assets as collateral.  From the IPO until the Spin-Off, Forest will guarantee the obligations of CFOL under the New Canadian Credit Agreement.  Following the Spin-off, Lone Pine and certain other of its subsidiaries will guarantee the obligations.

The foregoing description of the New Canadian Credit Agreement is qualified in its entirety to the full text of the New Canadian Credit Facility, a copy of which is attached to this report as Exhibit 10.1.

From time to time, Forest and Lone Pine may engage in other transactions with the syndication agents, documentation agents, administrative agent and the other lender parties, including securities offerings where such parties or their affiliates may serve as an underwriter or initial purchaser of Forest’s or Lone Pine’s securities and, or serve as counterparties to Forest as counterparties to Forest’s or Lone Pine’s hedging arrangements.  JPMorgan Chase Bank, N.A., is serving as lead underwriter for the IPO, and certain of the other lenders are serving as underwriters for the IPO.

Prior to the IPO, Forest and CFOL expect to enter into an amendment to the existing credit facilities of Forest and CFOL providing for the termination of CFOL’s existing credit facility in connection with the completion of the IPO and the amendment or waiver of certain covenants under Forest’s existing credit facility to permit the completion of the IPO and the Spin-off.  Forest expects that such amendment will provide for the reduction of Forest’s existing global borrowing base to approximately $1.155 billion at the time of the termination of CFOL’s existing credit facility and the completion of the IPO.

The Registration Statement relating to Lone Pine’s shares of common stock has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities. Any offers, solicitations of offers to buy, or any sales of securities will only be made in accordance with the registration requirements of the Securities Act of 1933 or an exemption therefrom.  A written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, when available, may be obtained from J.P. Morgan Securities LLC via Broadridge

Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by calling (866) 803-9204.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description

10.1

Credit Agreement, dated as of March 18, 2011, among Lone Pine Resources Inc., as Parent, Canadian Forest Oil Ltd., as Borrower, The Lenders Party Thereto, The Toronto—Dominion Bank and Bank of Montreal, as Co-Syndication Agents, The Bank of Nova Scotia and Wells Fargo Financial Corporation Canada, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., Toronto Branch, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: March 22, 2011	By	/s/Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

10.1

Credit Agreement, dated as of March 18, 2011, among Lone Pine Resources Inc., as Parent, Canadian Forest Oil Ltd., as Borrower, The Lenders Party Thereto, The Toronto—Dominion Bank and Bank of Montreal, as Co-Syndication Agents, The Bank of Nova Scotia and Wells Fargo Financial Corporation Canada, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., Toronto Branch, as Administrative Agent.